Exhibit 4.2

                              MAXXIM MEDICAL, INC.

                         1997 EMPLOYEE STOCK OPTION PLAN

        THIS 1997 EMPLOYEE STOCK OPTION PLAN (this "Plan") is adopted by the Board of Directors (the "Board of Directors") of MAXXIM MEDICAL, INC., a Texas corporation (the "Company"), effective the ____ day of _________, 1997 (the "Adoption Date").

                              W I T N E S S E T H:

        WHEREAS, the Company believes that allowing certain employees to obtain shares of common stock, $.001 par value ("Common Stock"), of the Company by granting stock options as hereinafter provided is beneficial to the initial and continued success of the Company;

        NOW, THEREFORE, the Company agrees to provide for the granting of stock options to certain employees of the Company, subject to the following conditions and provisions:

        1. PURPOSE. The purpose of this Plan is to secure for the Company and its shareholders the benefits that flow from providing certain employees with the incentive inherent in common stock ownership. The Company recognizes that an employee stock option plan may aid in attracting and retaining employees of exceptional ability because of the opportunity offered to acquire a proprietary interest in the business of the Company.

        2. AMOUNT OF STOCK. The total number of shares of Common Stock to be subject to options granted pursuant to this Plan shall not exceed 500,000 shares. This total number of shares shall be subject to appropriate and automatic increase or decrease under Section 11 of this Plan (without the need for further action on the part of the Board of Directors of the Company), in the event of a stock dividend, or upon a subdivision, split-up, combination or reclassification of, the shares purchasable under such options, as contemplated in Section 11. In the event that options granted under this Plan shall lapse or terminate without being exercised, additional options may be granted covering the shares not purchased under such options.

        3. STOCK OPTION COMMITTEE. The Board of Directors shall from time to time appoint a Stock Option Committee (hereinafter called the "Committee") to, among other duties, serve under this Plan. The Committee shall consist of either:

                (i) two or more persons, each of whom are Non-Employee Directors within the meaning of Paragraph (b)(2)(i) of Rule 16b-3, or any successor rule ("Rule 16b-3"), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such term is interpreted from time to time (hereinafter a "Non-Employee Director"); OR

                (ii) the entire Board of Directors of the Company.

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        The Board of Directors shall, in its discretion, establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and shall have full authority and power to interpret and construe any provision of the Plan or the terms and conditions of any option outstanding under the Plan. Decisions of the Board of Directors shall be final, binding and conclusive on all persons who have an interest in the Plan or any option outstanding under the Plan.

        4. ELIGIBILITY AND PARTICIPATION. Options may be granted pursuant to this Plan only to employees employed by the Company or any parent or a subsidiary of the Company (such employees being hereinafter sometimes collectively called "employees"). From time to time, the Committee shall select the employees to whom options may be granted and shall determine the number of shares to be covered by each option so granted. Future as well as present employees (including employees who are directors) shall be eligible to participate in this Plan. Directors who are not employees of the Company or a parent or a subsidiary of the Company shall not be eligible to participate in this Plan. The holder of any option granted pursuant to this Plan shall not have any of the rights of a shareholder with respect to the shares covered by the option until one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

        5. OPTION AGREEMENT. The terms and provisions of each option granted under this Plan shall be as set forth in an Employee Stock Option Agreement (hereinafter called an "Option Agreement"), between the Company and the employee receiving such option in form and content substantially similar to the Option Agreement attached hereto as EXHIBIT A.

        6. PRICE. The purchase price per share of Common Stock purchasable under options granted pursuant to this Plan shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the fair market value of a share of Common Stock at the time the options are granted or effective date of such grant. Such fair market value shall be determined by the Committee without regard to any restriction other than a restriction that, by its terms, will never lapse. The full purchase price of shares purchased shall be paid upon exercise of the option. The purchase price per share shall be subject to adjustment under Section 11 of this Plan. The fair market value of Common Stock as of the Adoption Date was $________ per share.

        7. EXERCISE PERIOD. Shares of Common Stock purchasable under any option granted under this Plan will be purchasable as to twenty percent (20%) of such shares one (1) year after the date of grant of such option, and shall become purchasable as to an additional twenty percent (20%) of the shares upon the expiration of each additional year thereafter until the fifth anniversary of the date of grant of such option, at which time the option shall be exercisable in full.

        8. OPTION PERIOD. The Committee shall determine the maximum period of time within which options granted pursuant to this Plan must be exercised after the granting of such option, which shall be a period of time ending no later than October 31, 2006. The actual expiration date stated in an Option Agreement is hereinafter called the "Expiration Date". Notwithstanding any

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other provision of this Plan to the contrary, no option shall be granted under this Plan effective after the fifth anniversary of the Adoption Date.

        9. TERMINATION. Each Option Agreement will provide that:

               (a) If the employee for any reason whatsoever, other than death or permanent and total disability, as defined in (b) below, ceases to be employed by the Company, or a parent or subsidiary corporation of the Company, and prior to such cessation, the employee was employed at all times from the date of the granting of such option until the date of such cessation, the option must be exercised by the employee (to the extent that the employee is entitled to do so at the date of cessation) within sixty (60) days following the date of cessation of employment, subject to the Expiration Date; provided, however, that if the employee is terminated for cause, the option will immediately terminate.

               (b) If the employee becomes permanently and totally disabled, as hereinafter defined, while employed by the Company or a parent or subsidiary corporation of the Company, and prior to such disability the employee was employed at all times from the date of the granting of the option until the date of disability, the option will automatically become exercisable in full and must be exercised by the employee at any time within one (1) year after the date of disability or the Expiration Date, whichever is earlier.

               "Permanently and totally disabled" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the absence of any specific requirements for this determination, the decision of the Committee, as aided by any physicians designated by the Committee, shall be conclusive, and the Board of Directors shall send written notice to the employee of the determination that he has become permanently and totally disabled.

               (c) In the event that the employee dies while employed by the Company or a parent or subsidiary corporation of the Company, and prior to death the employee was employed at all times from the date of the granting of the option until the date of death, the option will automatically become exercisable in full and must be exercised by a legatee or legatees of the employee under his will, or by his personal representatives or distributees, at any time within one (1) year after the date of death or the Expiration Date, whichever is earlier.

               Nothing in (a), (b) or (c) shall extend the time for exercising any option granted pursuant to this Plan beyond the Expiration Date.

        10. ASSIGNABILITY. Each Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee in any form or fashion, and that the option

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may be exercised only by the employee during his lifetime, or as otherwise expressly set forth in EXHIBIT A hereto.

        11. CHANGES IN CAPITAL STRUCTURE. Each option granted pursuant to this Plan shall provide that if the option shall, subject to Section 12, be exercised subsequent to any share dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization, or liquidation occurring after the date of the grant of the option, as a result of which shares of any class have been issued in respect of outstanding Common Stock or Common Stock has been changed into the same or a different number of shares of the same or another class or classes without payment of consideration therefor, then the employee or employees so exercising the option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares that, if Common Stock (as authorized at the date of the grant of the option) had been purchased at the date of the grant of the option for the same aggregate price (on the basis of the price per share set forth in Section 6 hereof) and had not been disposed of, such employee or employees would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, stock split, reverse stock split, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

        12. CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control (as defined below), the unexercised options outstanding under this Plan will automatically become exercisable in full as of the effective date of such Change in Control. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, any outstanding options hereunder may be terminated by the Company as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof of its intention to do so not less than ten
(10) days preceding such effective date and permitting the exercise until such effective date, or the Expiration Date if earlier, of all of such outstanding options. Notwithstanding the preceding sentence, if the Company is not the surviving corporation as a result of the Company being reorganized or merged or consolidated with another corporation while unexercised options are outstanding under this Plan, the surviving corporation may assume the unexercised options outstanding under this Plan or substitute new options in the surviving corporation for the outstanding options; provided, however, that the excess of the aggregate fair market value of the securities subject to the options immediately after the substitution or assumption over the aggregate option price of such shares is not less than the excess of the aggregate fair market value of the Common Stock subject to the outstanding option immediately before such substitution or assumption over the aggregate option price of such Common Stock. The existence of this Plan or of options granted hereunder shall not in any way prevent any Change in Control transaction, and no holder of options granted under this Plan shall have the right to prevent any such transaction.

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        "Change in Control" of the Company means and shall be deemed to have occurred if and when (i) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the Board of Directors following such election; (iii) the shareholders of the Company approve the dissolution or liquidation of the Company; (iv) the shareholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company (excluding from the term "former shareholders" a shareholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Securities Exchange Act of 1934 and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the shareholders of the Company approve the sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary of the Company.

        13. REGISTRATION RIGHTS. The employees shall have no registration rights with respect to the shares of Common Stock issuable upon exercise of the options granted under this Plan.

        14. SALE OF STOCK AFTER EXERCISE OF OPTION. Any employee exercising any option under the terms of this Plan will be required to agree that, unless the shares obtained as a result of such exercise have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or may otherwise be sold pursuant to an available exemption from such registration under the Securities Act, such employee will not dispose of any such shares thereafter without the prior approval of the Company.

        Unless the Company files a registration statement with respect to the shares issuable under the Plan, the Company shall require that a legend be placed on any share certificates issued through the exercise of any option granted under this Plan with respect to the foregoing restrictions. Such legend shall be placed either on the front or back of such share certificates and shall note that the shares are governed by this Plan.

        This Plan shall be kept at the registered office of the Company and shall be available for inspection by any appropriate party.

        15. AMENDMENT OF THE PLAN. The Board of Directors may from time to time alter, amend, suspend or discontinue this Plan and make rules for its administration.

        16. OPTIONS DISCRETIONARY. The granting of options under this Plan shall be entirely discretionary, and nothing in this Plan shall be deemed to give any employee of the Company or any parent or subsidiary of the Company any right to participate in this Plan or to receive options.

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No provision of this Plan or any Option Agreement evidencing any options granted under this Plan shall confer any right upon any employee to be employed by the Company or any parent or subsidiary of the Company for any period of specific duration.

        17. SHAREHOLDER APPROVAL. This Plan will be submitted to the shareholders of the Company (the "Shareholders") for approval and shall be approved by a majority vote of the shares represented in person or by proxy at a meeting at which a quorum is present, at the annual meeting held within one year of the Adoption Date. If the Plan is not approved by the Shareholders by such date, the Plan and all options granted hereunder will automatically terminate.

        18. TERMINATION OF PLAN. Unless terminated earlier, this Plan shall terminate effective five (5) years from the Adoption Date. Any option outstanding under this Plan at the time of the termination of this Plan shall remain in effect until such option shall have been exercised or the Expiration Date thereof occurs, whichever is earlier.

        19. EXHIBITS. EXHIBIT A (attached) is hereby incorporated into this Plan by reference.

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                                   EXHIBIT "A"

                              MAXXIM MEDICAL, INC.

                         EMPLOYEE STOCK OPTION AGREEMENT

        THIS EMPLOYEE STOCK OPTION AGREEMENT (this "Agreement"), dated to be effective as of _____________, ______ (the Effective Date"), by and between MAXXIM MEDICAL, INC., a Texas corporation (the "Company"), and
_______________________, an individual (the "Optionee");

                              W I T N E S S E T H:

        WHEREAS, the Optionee is currently employed by the Company or by a parent or a subsidiary of the Company;

        WHEREAS, in consideration of the Optionee's record of employment or other service with the Company or any subsidiary or parent and to provide the Optionee with additional incentive to further the business of the Company, the Company has agreed to grant the Optionee options to purchase shares of common stock, $.001 par value ("Common Stock"), of the Company; and

        WHEREAS, by granting the Optionee options to purchase shares of Common Stock pursuant to the terms of this Agreement, the Company intends to carry out the purposes set forth in the 1997 Employee Stock Option Plan of the Company (the "Plan") adopted by the Board of Directors of the Company (the "Board of Directors"); and

        WHEREAS, the Company and the Optionee desire to set forth the terms and conditions of such options to purchase Common Stock;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee the option (the "Option") to purchase all or any part of an aggregate of __________________ (_____) shares of Common Stock (such shares, as increased or decreased in accordance with Section 10 hereof, being referred to herein as the "Option Shares") for a purchase price of ______________ and ___/100 Dollars ($_____) per share (the "Exercise Price"), upon the additional terms and conditions hereinafter set forth.

        2. AVAILABILITY OF OPTION SHARES AND TERM OF OPTION. Subject to the fulfillment by Optionee of the conditions set forth in Sections 6 and 7 hereof and also subject to the terms of Sections 10 and 15 hereof, the Option shall be first exercisable as to twenty percent (20%) of the Option Shares one (1) year after the Effective Date, and shall become exercisable as to an additional twenty percent (20%) of the Option Shares upon the expiration of each additional year

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thereafter until the fifth anniversary of the Effective Date, at which time the
Option shall be exercisable in full. The Option shall expire and terminate as to any Option Shares not purchased by the Optionee on or before the sixth anniversary of the Effective Date (the "Expiration Date"), subject to earlier termination as set forth in Section 15.

        3. METHOD OF EXERCISING THE OPTION. Subject to the limitations contained in Section 2, the Option shall be exercised by the Optionee delivering to the Company, on or before to the Expiration Date or the date of any earlier termination pursuant to Section 15 (i) written notice from the Optionee stating that the Optionee is exercising the Option and specifying the number of Option Shares that the Optionee desires to purchase ("Notice"), and (ii) a check payable to the order of the Company in an amount equal to the then current Exercise Price multiplied by the number of Option Shares that the Optionee has indicated he desires to purchase in the Notice (the "Payment"). The Option may be exercised as to all, or any whole number, of the Option Shares exercisable as of the date of the Notice. The failure of the Optionee to exercise the Option as to all of the Option Shares available for exercise as of the date of the Notice shall not be deemed to be a waiver or forfeiture of the Optionee's right to later exercise the Option as to any Option Shares not previously purchased. For purposes of Section 2 hereof, the exercise of the Option to purchase the Option Shares specified in the Notice shall be deemed to have taken place on the date that Notice and Payment are actually received by the Company in accordance with this Section 3.

        4. TRANSFERABILITY OF OPTION. The Option shall be exercisable (i) during the Optionee's lifetime, only by the Optionee, or his guardian or legal representative, or (ii) in the event of his death, by his heirs or legatees in accordance with his will or the laws of descent and distribution (but only to the extent the Option would be exercisable by the Optionee under Section 2 or as set forth in Section 15), and shall not otherwise be transferable or assignable, in whole or in part.

        5. PAYMENT OF TAXES UPON EXERCISE. The Optionee understands and acknowledges that under currently applicable law, the Optionee may be required to include in his taxable income, at the time of exercise of the Option, the amount by which the value of the Option Shares purchased (the "Exercise Shares") exceeds the Exercise Price paid. The Optionee hereby authorizes the Company to withhold Exercise Shares of a value equivalent to the amount of tax required to be withheld by the Company out of any taxable income derived by the Optionee upon exercise of the Option; provided, however, that the Optionee may, in the alternative, in order to satisfy such withholding requirement, deliver to the Company cash or other shares of Common Stock owned by the Optionee.

        6. COVENANT NOT TO COMPETE. The Optionee agrees that for so long as he is employed by the Company and for ________ (___) ________ thereafter, he shall not, directly or indirectly, for his own account or for the account of others
(i) engage, within any market area served by the Company, as principal, agent, trustee or through the agency of any corporation, partnership, association or agency, in any business which is a Competitor, as hereinafter defined, or (ii) own more than five percent (5.0%) of the outstanding capital stock, or be a member or employee of any partnership which is a Competitor, or an owner or employee of any Competitor. For purposes

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of this Section 6, a business will be deemed to be a "Competitor" if its business involves the manufacture, distribution or marketing of any physical therapy, home pain management or hospital products of the type, or competitive with, any such product manufactured or distributed by the Company. The Optionee further agrees that for so long as he is employed by the Company, and for ________ (___) ________ thereafter, he will not, either directly or indirectly, through any person, firm, association, or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the employ of the Company to accept employment with the Optionee or with any Competitor. The parties understand and agree that if any of the restrictions placed upon the Optionee herein relating to time, geographical area or scope of activity are deemed more extensive than is necessary to protect the good will or other business interests of the Company under the laws of the State of Texas (or any other jurisdiction in which the employee may be actually employed and by reason of which the law of such other jurisdiction properly applies with respect to interpretation of Sections 6 or 7 hereof), then the parties hereto agree to amend the terms hereof to such time, geographical area and scope of activity and alter the degree and extent of such provisions by the minimal amount of amendment or alteration necessary to bring such provisions within the ambit of enforceability within the State of Texas. For purposes of Sections 6 or 7 hereof, the term "Company" shall include any parent or subsidiary of the Company. For purposes of this Agreement, the term "subsidiary" shall mean any subsidiary corporation, partnership, joint venture or other similar entity or vehicle of which the Company owns twenty-five percent (25%) or more of the equity or other ownership interest therein.

        7. NONDISCLOSURE OF COMPANY SECRETS. The Optionee acknowledges that in the course of his employment or other relationship with the Company, he has had and may continue to have access to certain trade secrets and proprietary information of the Company, know-how, programs, lists of customers, information regarding inventions, whether patentable or not, tools, machines, mechanisms, and fixtures which are secret and used in the business of the Company, items and processes, whether of design, manufacturing or service, information regarding employee compensation, techniques of production or other information which may yield greater efficiency or capacity of production, methods, techniques, and systems concerning design, pricing or manufacturing which are proprietary to the Company or to the Company's customers or suppliers, or which is developed by the Optionee in the performance of his duties, and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as the "Information") which the Company desires to protect. The Optionee understands that the Information is confidential and has been or will be received or learned by him in confidence, and the Optionee agrees that unless and until such information shall become a matter of public knowledge, he will not reveal any such Information to any third party for any reason or under any circumstances, either during or subsequent to his employment by the Company, other than in the ordinary course of his duties for the benefit of the Company, or as required by applicable law.

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        8. INVESTMENT REPRESENTATION/SECURITIES LAW REQUIREMENTS. The Optionee
represents that the Option Shares available for purchase by the Optionee under this Agreement will be acquired only for investment and not with a view toward resale or distribution. The Optionee agrees and understands that the Option Shares may be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and, in such case, may not be sold, assigned or transferred, unless the sale, assignment or transfer of such shares is registered under the Securities Act and applicable blue sky laws, as now in effect or hereafter amended or under applicable exemptions therefrom. In the case of any sale under such an exemption, the Company will require an opinion of counsel in form and substance satisfactory to the Company from counsel acceptable to the Company that such registrations are not required. The Optionee further understands and agrees that, unless issued pursuant to an effective registration statement under the Securities Act, the following legend shall be set forth on each certificate representing Option
Shares:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under the blue sky laws of any state, and may not be sold, assigned or transferred except upon such registration or upon receipt by the Company of an opinion of counsel in form and substance satisfactory to the Company from counsel acceptable to the Company that such registrations are not required for such sale, assignment or transfer."

        9. NO RIGHTS AS SHAREHOLDER. The Optionee shall not have any rights as a shareholder with respect to any of the Option Shares until the date of issuance by the Company of a stock certificate to the Optionee for such shares. Except as otherwise provided in Section 10 hereof, the Optionee shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Exercise Price of any of the Option Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate. Upon valid exercise of the Option by the Optionee, the Company agrees to cause a valid stock certificate for the number of Option Shares then purchased to be issued and delivered to the Optionee within seven (7) business days.

        10. CORPORATE PROCEEDINGS OF THE COMPANY. Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control (as defined in the Plan), the Option will automatically become exercisable in full as of the effective date of such Change in Control. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, the Option may be terminated by the Company as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to Optionee of its intention to do so not less than ten (10) days preceding such effective date and permitting the exercise until such effective date, or the Expiration Date if earlier, of the Option. Notwithstanding the preceding sentence, if the Company is not the surviving corporation as a result of the Company being reorganized or merged or consolidated with another corporation while the Option is outstanding, the surviving corporation may assume the Option or substitute a new option in the surviving corporation for the Option; provided, however, that the excess of the aggregate fair market value of the securities subject to the options immediately after the

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substitution or assumption over the aggregate option price of such shares is not less than the excess of the aggregate fair market value of the Option Shares immediately before such substitution or assumption over the Exercise Price of Option Shares. The existence of the Option shall not in any way prevent any Change of Control transaction, and Optionee shall have no right to prevent any such transaction.

        If the Option shall be exercised subsequent to any share dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization, or liquidation occurring after the Effective Date, as a result of which shares of any class have been issued in respect of outstanding Common Stock or Common Stock has been changed into the same or a different number of shares of the same or another class or classes without payment of consideration therefor, then the Optionee shall receive, for the Exercise Price paid upon such exercise, the aggregate number and class of shares that, if the Option Shares had been purchased at the Effective Date and had not been disposed of, the Optionee would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, stock split, reverse stock split, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the Exercise Price shall be appropriately reduced on account of any fractional share not issued.

        The issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, including Common Stock, or the issuance by the Company of Common Stock for cash, property or services rendered, either upon direct sale or upon the exercise of rights, options or warrants to subscribe therefor, or the conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Common Stock then subject to the Option.

        11. NOTICES. All notices, demands and other communications required or permitted hereunder, shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested with all postage fully prepaid, addressed to the respective parties hereto as follows:

        If to the Company:                  ----------------------------

                                            ----------------------------
                                            Attn: President

        If to Optionee:                     ----------------------------

                                            ----------------------------

                                            ----------------------------

        Any party hereto may change the above designated address by notice to the other party hereto of such new address given in accordance with this Section 11.

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        12. JOINDER OF SPOUSE. The Optionee's spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any interest, community or otherwise, she may have in any of the Option Shares or this Agreement, and she hereby evidences such awareness, understanding, consent and agreement by execution of this Agreement.

        13. FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, the Company shall not be required to issue any fractional shares, and to the extent that the terms hereof would otherwise require such issuance of fractional shares, the number of shares actually issued shall be rounded down to the nearest whole share.

        14. TRANSFERABILITY; BINDING EFFECT. The Option may be exercised only by the persons described in Section 4. Subject to the foregoing, all covenants, terms, agreements and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Company and the Optionee and their respective heirs, executors, administrators, successors and assigns.

        15. TERMINATION.

               (a) If the Optionee for any reason whatsoever, other than death or permanent and total disability, as defined in (b) below, ceases to be employed by the Company, or a parent or subsidiary corporation of the Company, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of cessation) within sixty (60) days following the date of cessation of employment, subject to the Expiration Date; provided, however, that if the Optionee is terminated for cause, the Option will immediately terminate.

               (b) If the Optionee becomes permanently and totally disabled, as hereinafter defined, while employed by the Company or a parent or subsidiary corporation of the Company, and prior to such disability the Optionee was employed at all times from the date of the granting of the Option until the date of disability, the Option will automatically become exercisable in full and must be exercised by the Optionee at any time within one (1) year after the date of disability or the Expiration Date, whichever is earlier.

               "Permanently and totally disabled" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the absence of any specific requirements for this determination, the decision of the Company, as aided by any physicians designated by the Company, shall be conclusive, and the Company shall send written notice to the Optionee of the determination that the Optionee has become permanently and totally disabled.

               (c) In the event that the Optionee dies while employed by the Company or a parent or subsidiary corporation of the Company, and prior to death the Optionee was employed at all times from the date of the granting of the Option until the date of death, the Option will automatically become exercisable in full and must be exercised by a legatee or legatees of the Optionee under the Optionee's will, or by the Optionee's personal representatives or distributees, at any time within one (1) year after the date of death or the Expiration Date, whichever is earlier, and if not so exercised, the Option shall thereupon terminate.

               Nothing in (a), (b) or (c) shall extend the time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date.

        16. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and the Optionee and their respective heirs, executors, administrators, successors and assigns.

        17. GOVERNING LAW. This Agreement shall be governed by the laws of Texas, and the laws of the United States applicable in Texas [Florida?].

        18. CAPTIONS. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

        19. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above, to be effective as of the Effective Date.

                                    COMPANY:

                                    MAXXIM MEDICAL, INC.,
                                    a Texas corporation

                                    By:______________________________
                                       Kenneth W. Davidson, President


                                    OPTIONEE:

                                    ---------------------------------

                                    ---------------------------------

                                    ---------------------------------

                                    ---------------------------------,
                                    spouse of Optionee

                                      - 8 -